UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
June 18, 2007
Date of Report (Date of earliest event reported)

MOLEX INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-7491 (Commission File Number)	36-2369491 (IRS Employer Identification No.)
2222 Wellington Court, Lisle, Illinois 60532
(Address and zip code of principal executive offices)
(630) 969-4550
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05      Costs Associated with Exit or Disposal Activities.
     On June 18, 2007, Molex Incorporated (“Molex”) announced a plan to implement restructuring initiatives designed to reduce costs and improve return on invested capital in connection with the new global organization to be launched on July 1, 2007. Molex currently estimates that the total pre-tax charge related to this restructuring effort will be $100 to $125 million over the fiscal year 2007 fourth quarter and fiscal years 2008 and 2009. Molex expects that the restructuring charge will be made up of headcount reductions, realignment of manufacturing capacity and certain plant closures. Molex expects to take an estimated pre-tax charge of approximately $20 million in the fiscal 2007 fourth quarter related primarily to severance and other employee-related costs. At this time, Molex is not able to make a determination of the estimated amount or range of amounts to be incurred in fiscal years 2008 and 2009 for each major type of cost and the charges and future cash expenditures associated therewith.
     Molex’s analysis is preliminary and therefore is subject to change. Molex plans to announce further details in its next earnings release scheduled for Wednesday, August 1, 2007, and as initiatives are finalized. The timing of the implementation of these initiatives and the resulting charges and cash expenditures will be dependent upon a number of factors including Molex’s efforts to achieve a phased and efficient transition. Molex currently expects to complete implementation of these actions by the end of fiscal year 2009.
Item 7.01      Regulation FD Disclosure.
     On June 18, 2007, Molex issued a press release announcing preliminary estimates of fiscal 2007 fourth quarter results and the restructuring initiatives described above. A copy of the Press Release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.
Item 9.01      Financial Statements and Exhibits

(d)	Exhibits.

Exhibit 99.1 Press Release dated June 18, 2007
Cautionary Note Regarding Forward-Looking Statements
     Statements in this Form 8-K that are not historical, including statements regarding the estimates of fiscal 2007 fourth quarter results and Molex’s restructuring initiatives, are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on currently available information and are subject to various risks and uncertainties that could cause actual results to vary materially from those stated. These risks and uncertainties are set forth in the Press Release. Other risks and uncertainties are set forth in Molex’s documents filed with the Securities and Exchange Commission, including Item 1A of its Form 10-K for the year ended June 30, 2006. This report speaks only as of its date and, except to the extent required by law, Molex disclaims any obligation to revise these forward-looking statements or to provide any updates regarding information contained in this release resulting from new information, future events or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLEX INCORPORATED
By:	/s/ David D. Johnson
David D. Johnson
Vice President, Treasurer & Chief Financial Officer

Date: June 18, 2007

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press Release dated June 18, 2007